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                                                                     EXHIBIT 3.4


                                     BYLAWS
                                       OF
                           EAGLE MOUNTAIN MINING, INC.

                               ARTICLE I. OFFICES

     1.1 Principal. The principal office, in the state of Washington, shall be located in the city of Spokane, county of Spokane.

     1.2 Registered. Registered offices shall be maintained in all states where required by the business of the corporation. A registered office may be, but need not be, identical with the principal office. The address of the registered office may be changed from time to time by the Board of Directors.

     1.3 Other. The corporation may have such other offices, either within or without the state of incorporation, as the Board of Directors may designate or as the business of the corporation may require.

                            ARTICLE II. SHAREHOLDERS

     2.1 Annual Meetings.

         (a) Day. The annual meeting of the shareholders shall be on the second Monday of January of each year, if not a holiday.

         (b) Holidays. If the day fixed for the annual meeting is a legal holiday in the state where the meeting is to be held, the meeting shall be held on the next business day.

         (c) Purpose. Annual meetings shall be for the purpose of electing directors and for the transaction of any other business as may come before the meeting.

         (d) Substitute. If the annual meeting is not held on the day designated, or if the directors are not elected at the annual meeting or at an adjourned meeting, the directors shall cause a substitute annual meeting of shareholders to be held as soon as convenient. The substitute annual meeting shall be called in the same manner as provided for annual shareholders' meetings. Any business transacted or elections held at the substitute annual meeting shall be as valid as if transacted or held at the annual meeting.

         (e) Notice. Written notice of the date, time, place and purpose of the annual meeting shall be given by the secretary to all shareholders entitled to vote in the form and manner as provided in 2.4. No change in the time or place of the annual shareholders' meeting for election of directors shall be made within 60 days next before the election is to be held. Notice of any change in the time or place of the meeting to elect directors shall be given each shareholder not less than 30 days before


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the election is held. If the secretary is absent or is unable or refuses to act, notice shall be given by the president, or, in his absence or inability to act, by the vice-president.

     2.2 Special Meetings.

         (a) Purpose. Unless otherwise prescribed by statute, special meetings of shareholders may be called for any purpose.

         (b) On Call of President or Directors. Special meetings of shareholders may be called at any time by the president or by a majority of the Board of Directors upon the same notice as required for annual meetings of shareholders.

         (c) On Call of Director or Shareholders. At any time, upon written request of any director or of any shareholder or shareholders holding in the aggregate not less than one-tenth of the voting power of all shareholders, it shall be the duty of the secretary to call a special meeting of shareholders to be held at such time as the secretary may fix, not less than 10 nor more than 50 days after the receipt of the request. If the secretary neglects or refuses to issue the call, the director or shareholder or shareholders making the request may do so. Written notice of special meetings shall be given as provided in 2.4.

         (d) Scope of Business. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

     2.3 Place of Meetings. Unless otherwise directed by the Board of Directors, all meetings shall be held at the principal office. The Board may designate any other place, either within or without the state in which the principal office is located, as the place of meeting for any annual meeting or for any special meeting of the shareholders.

     2.4 Notice of Meetings. Written notice stating the place, date and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote. If mailed, such notice is deemed delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books, with postage thereon prepaid.

     2.5 Waiver of Notice. Notice of any shareholders' meeting may be waived in writing by any shareholder at any time. Notice is deemed waived by any shareholder who affixes his signature of approval to the minutes of any shareholders' meeting.

     2.6 Conduct of Meetings.

         (a) Quorum. A majority of the outstanding shares of the corporation entitled to vote,


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represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws.

         (b) Effect of Withdrawals. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         (c) Adjournments in Absence of Quorum. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares represented may adjourn the meeting from time to time without further notice, except that any meeting at which directors are to be elected shall be adjourned from day to day until the directors are elected. In the case of any meeting called for the election of directors, those who attend the second adjourned meeting, although less than a quorum, shall constitute a quorum for the purpose of electing directors. At all adjourned meetings at which a quorum is represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         (d) Presiding Officer. The president, and, in his absence, the vice-president, shall preside at all shareholders' meetings. If both are absent, the shareholders present shall elect a presiding officer. The secretary shall act as secretary at all shareholders' meetings. In his absence or failure to act, the presiding officer may appoint any person to act as secretary of such meeting.

         (e) Rules of Order. Roberts' Rules of Order, as revised, shall govern the conduct of all meetings, except as they may conflict with the Articles of Incorporation or Bylaws.

     2.7 Determination of Shareholders. Shareholders eligible to vote shall be determined as provided in 6.2.

     2.8 Voting Lists. If there are more than 15 shareholders, the officer or agent having charge of the stock transfer records shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, or any adjournment, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to the meeting, shall be kept on file at the principal office and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.

     2.9 Proxies. At all meetings, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.


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     2.10 Voting Rights. Subject to the provisions of 2.12, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     2.11 Voting by Certain Holders. Shares held by the following types of holders shall be voted as follows:

          (a) Corporate Holders. Shares standing in the name of another corporation may be voted by the officer, agent or proxy as the Bylaws of the holding corporation may prescribe, or, in the absence of such provision, as its Board of Directors may direct, or, in the absence of such provision, by its president or his authorized proxy.

          (b) Fiduciary Holders. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          (c) Receivers. Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without transfer into his name if authority is contained in an appropriate order of the court by which such receiver was appointed.

          (d) Pledgees. A shareholder whose shares shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and, thereafter, the pledgee shall be entitled to vote the shares so transferred.

          (e) Treasury, etc. Shares of its own stock belonging to the or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     2.12 Cumulative Voting. At each election for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for those whose election he has a right to vote. There shall be no cumulative voting.

     2.13 Waiver of Meeting. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a Consent, in writing, setting forth the action so taken shall be signed by all the shareholders entitled to vote with respect to the subject matter.

                             ARTICLE III. DIRECTORS

     3.1 Powers. The business and affairs of the corporation shall be managed by its Board of Directors.


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     3.2 Number. The number of directors shall be not less than three, except that in cases where all shares of the corporation are owned of record by fewer than three shareholders, the number of directors may be less than three, but not less than the number of such shareholders. In no event shall the number of directors exceed nine.

     3.3 Election. A Board of Directors shall be chosen by vote at the annual meeting of the shareholders or at any meeting held in the place thereof as provided by law.

     3.4 Term. Each director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified.

     3.5 Qualifications. Directors need not be residents of the state of incorporation nor of the state in which the principal office is located. Directors need not be shareholders and, except as limited in 4.2, may be elected to one or more offices.

     3.6 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution, either within or without the state in which the principal office is located.

     3.7 Special Meetings. Special meetings of the Board of Directors may be called as follows:

         (a) On Call of President. The president may call a special meeting of the Board of Directors at any time. In his absence, or in his inability to act, the vice-president may call a special meeting.

         (b) On Call of Two Directors. Any two directors may call a special meeting by written request to the secretary, who shall forthwith give notice to all members of the Board of the time and place of the meeting, which shall be not less than 10 days nor more than 20 days after the request is delivered to the secretary. If the secretary fails to give the notice within 10 days after receipt of the request, the two directors may give the notice.

         (c) Date and Time. The person or persons calling the meeting shall fix the date and time.

     3.8 Place of Meetings. All meetings of directors shall be held at the principal office unless the majority of the directors designate that any meeting be held at some other place.

     3.9 Notice of Meetings. Notices of all directors' meetings shall be in writing and shall be given as provided in 2.4 for meetings of shareholders, or by telegram. The notices shall be given in sufficient time to enable each director to arrive at the place of meeting by the customary modes of transportation.


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     3.10 Waiver of Notice. Any director may waive notice of any directors'
meeting by:

          (a) Signing a written waiver;

          (b) Signing the written minutes; or

          (c) Attending the meeting, unless attendance is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     3.11 Waiver of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a Consent, in writing, setting forth the action so taken, is signed by all of the directors entitled to vote with respect to the subject matter.

     3.12 Conduct of Meetings.

          (a) Quorum. A majority of the number of directors fixed by 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but, if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

          (b) Presiding Officer. The president shall preside at all directors' meetings unless the directors have previously designated a different person as chairman of the Board. In the absence of the president or any chairman of the Board, the vice-president shall preside.

          (c) Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          (d) Presumption of Assent - Dissents. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he files a written dissent to the action with the secretary before the adjournment or forwards his dissent by certified mail to the secretary immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

     3.13 Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.


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     3.14 Removal. The entire Board of Directors or any individual director may, at a special meeting of the shareholders called for that purpose, in the manner provided in 2.4, be removed, with or without cause, from office by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. If the whole Board or any one or more directors are removed, new directors may be elected at the same meeting.

     3.15 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors participate. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     3.16 Compensation. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

                              ARTICLE IV. OFFICERS

     4.1 Number. The officers of the corporation shall be a president, one or more vice-presidents (the number to be determined by the Board of Directors), a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect a chairman of the Board, who, when present, shall preside at all meetings of the Board of Directors, and who shall have any other powers as the Board prescribes. The Board may elect or appoint any other officers and assistant officers as deemed necessary.

     4.2 Qualifications. The president, and the chairman of the Board of Directors, if any, need not be shareholders, but shall be directors. The vice-presidents, secretary, treasurer, and other officers need not be shareholders or directors. Any two or more offices may be held by the same person except the offices of president and secretary. However, a sole shareholder may hold all corporate offices if he or she desires.

     4.3 Election and Term. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, the election shall be held as soon thereafter as conveniently possible. Each officer shall hold office until his successor is duly elected and qualified or until his death or until he resigns or is removed.

     4.4 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation


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would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     4.5 Resignations. Any director or officer of the corporation may resign at any time by giving written notice to the corporation, to the Board of Directors, or to the chairman of the Board, or to the president or to the secretary. Any resignation shall take effect at the time fixed in the resignation, or, if no time is fixed, upon its acceptance by the Board of Directors.

     4.6 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     4.7 President. The president shall be the principal executive officer and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors unless a chairman of the Board is designated. He may sign, with the secretary or any other officer authorized by the Board of Directors, certificates for shares, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution is expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent, or is required by law to be otherwise signed or executed, and, in general, shall perform all duties incident to the office of the president and such other duties as may be prescribed by the Board of Directors from time to time.

     4.8 Vice-Presidents. The vice-presidents shall act under the direction of the president, and, in the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or if there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and, when so acting, shall have all powers of, and be subject to all the restrictions upon, the president. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

     4.9 Secretary. The secretary shall:

         (a) Keep the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose.

         (b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law.

         (c) Be custodian of the corporate records and of the seal and see that the seal of the corporation is affixed to all documents, the execution of which, on behalf of the corporation, under its seal, is duly authorized.


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          (d) Keep a register of the post office address and Internal Revenue identification number of each shareholder, which shall be furnished to the secretary by such shareholder.

          (e) Sign, with the president or a vice-president, certificates for shares, the issuance of which shall have been authorized by resolution of the Board of Directors.

          (f) Have general charge of the stock transfer records.

          (g) In general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

     4.10 Treasurer. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of, and be responsible for, all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and, in general, perform all of the duties incident to the office of the treasurer and such other duties as from time to time may be assigned to him by the president or the Board of Directors.

     4.11 Assistant Secretaries and Treasurers. The assistant secretaries, when authorized by the Board of Directors, may sign, with the president or a vice-president, certificates for shares, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

     4.12 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     5.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     5.2 Loans. No loans shall be made by the corporation to its officers or directors, unless first


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approved by the holders of two-thirds of the voting shares, and no loans shall be made by the corporation secured by its shares.

     5.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     5.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1 Reliance on Records. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner.

     6.2 Determination of Shareholders. For the purposes of determining shareholders entitled to notice of, or to vote at, any meeting of the shareholders or at any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer records be closed for a stated period but not to exceed, in any case, 50 days. If the stock transfer records are closed to determine the shareholders entitled to notice of or to vote at a meeting of shareholders, the records shall be closed for at least 10 days immediately preceding the meeting. In lieu of closing the stock transfer records, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, the date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of the meeting.

     6.3 Certificates Representing Shares. The shares of the corporation shall be represented by certificates signed by the president or a vice-president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the president or vice-president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be


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such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

         Every certificate representing shares issued by the corporation which is authorized to issue shares of more than one class shall set forth upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the share of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate representing shares shall state upon the face thereof:

         (1) That the corporation is organized under the laws of this state.

         (2) The name of the person to whom issued.

         (3) The number and class of shares, and the designation of the series, if any, which such certificate represents.

         (4) The par value of each share represented by such certificate, or a statement that the shares are without par value.

         No certificate shall be issued for any share until such share is fully paid.

     6.4 Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

     6.5 Loss of Certificates. In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

     6.6 Consideration for Shares. Subscriptions to capital stock shall be paid in full unless otherwise authorized by the Board of Directors and shall be paid in lawful money or in real or personal property or labor performed in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

     6.7 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer records of the corporation by the holder of record or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney authorized by power of attorney duly executed and filed with the secretary, and on surrender for cancellation of the certificate for


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such shares. The person in whose name shares stand on the books thereof of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                           ARTICLE VII. MISCELLANEOUS

     7.1 Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and end on the 31st day of December in each year.

     7.2 Reserves. There may be set aside out of any funds available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for the purchase of additional property, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve.

     7.3 Indemnity.

         (a) Right To. Any person made a party to any civil or criminal action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of this corporation or of any corporation which he served as such at the request of this corporation, shall be indemnified by the corporation against the reasonable expenses, including, without limitation, attorneys' fees and amounts paid in satisfaction of judgment or in settlement other than amounts paid to the corporation by him, actually and necessarily incurred by or imposed upon him in connection with, or resulting from the defense of such civil or criminal action, suit or proceeding, or in connection with or resulting from any appeal therein, except in relation to matters as to which it shall be adjudged in such civil or criminal action, suit or proceeding, that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

         (b) Criminal Cases. In the case of a criminal action, suit, or proceeding, a conviction (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not of itself be deemed an adjudication that such officer, director or employee is liable for negligence or misconduct in the performance of his duties to the corporation.

         (c) Payment. Any amount payable pursuant to this article may be determined and paid, at the option of the person to be indemnified, pursuant to procedure set forth from time to time in the Bylaws or by any of the following procedures:

             (1) Order of the court having jurisdiction of any such civil or criminal action, suit or proceeding;

             (2) Resolution adopted by a majority of a quorum of the Board of Directors of the corporation without counting in such majority or quorum any interested directors;


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             (3) Resolution adopted by the holders of record of a majority of the outstanding shares of capital stock of the corporation having voting power;
or

             (4) Order of any court having jurisdiction over the corporation.

         (d) Other Rights. Right of indemnification shall not be exclusive of any other right which such officers, directors and employees of the corporation, and the other persons above mentioned, may have or hereafter acquire, with, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provisions of law, or otherwise, as well as their rights under this section.

     7.4 Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation, and the words "Corporate Seal."

     7.5 Waiver of Notices. Whenever any notice is required to be given to any shareholder or director under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the laws of the state of incorporation, a waiver thereof, in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     7.6 Amendments. These Bylaws may be amended, repealed or altered, in whole or in part, by the Board of Directors, except that they shall not make or alter any Bylaws fixing their qualifications, terms of office, or compensation. The shareholders may make, alter and repeal Bylaws not inconsistent with law, or with the Articles of Incorporation, including Bylaws made or altered by the Board of Directors.

     7.7 I.R.S. Expense Disallowance. Any payments made to an officer of the corporation, such as salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been removed.


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                                  CERTIFICATION

     The undersigned secretary of the above corporation hereby certifies that the foregoing is a full, true and complete copy of the Bylaws of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said corporation this ___ day of _______________, 1979.


                                          /s/ MITCHELL J. WOLFE
                                       ----------------------------
                                       Mitchell J. Wolfe, Secretary


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